Exhibit 99 (a)

Bank of Granite	NEWS
——— C O R P O R A T I O N ———

FOR RELEASE:	October 16, 2007
BANK OF GRANITE CORPORATION REPORTS EARNINGS
OF $4.07 MILLION FOR THIRD QUARTER OF 2007
     Bank of Granite Corporation (NASDAQ: GRAN) (“the Company”) reported earnings of $4.07 million, or $0.26 per share, for the quarter ended September 30, 2007, a decrease of 11.1% from the $4.58 million, or $0.29 per share, reported for the third quarter of 2006. For the nine months ended September 30, 2007, net income decreased 34.4% to $8.85 million, or $0.56 per share, from $13.49 million, or $0.84 per share, reported for the comparable period of 2006.
     The earnings decrease for the quarterly period primarily resulted from a decrease in net interest income due to a lower net interest margin on interest-earning assets. While the Company’s net interest margin remains high by industry standards, its net interest margin was 4.75% in the third quarter of 2007 compared to 5.08% in the same quarter of 2006, primarily due to higher costs of deposit funding. The earnings decline for the nine months ended September 30, 2007 primarily resulted from the Company’s previously reported higher provisions for loan losses in the second quarter of 2007.
     The Company’s nonperforming assets of $24.11 million as of September 30, 2007, while up significantly compared to September 30, 2006, improved by 16.3% when compared to the levels at the end of the previous quarter. Charles Snipes, Chairman and CEO, said, “Although our earnings remain below our expectations and we still have opportunity to improve our asset quality; we are pleased with the progress made during the third quarter regarding our levels of nonperforming loans.” Snipes expressed his appreciation to the Company’s employees for their hard work during this difficult quarter.
     The earnings decline also resulted in less favorable key performance ratios. The annualized return on average assets (ROA) was 1.33% in the third quarter of 2007 compared to 1.55% in the third quarter of 2006, while the annualized return on average equity (ROE) was 11.22% compared to 12.63% for the same period. The Company’s efficiency ratio for the third quarter was 52.48% in 2007 compared to 49.29% in 2006.
     The Company ended the third quarter of 2007 with total assets of $1.21 billion, total loans of $0.95 billion, and total deposits of $0.98 billion. Total assets grew 2.4%, loans grew 7.0%, and deposits grew 3.1% from the third quarter of 2006. Total loans were at a record level as of September 30, 2007.
     Bank of Granite Corporation’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. Bank of Granite operates twenty-two full-service banking offices in eight North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in these counties as well as in Cumberland, Guilford, and Rowan counties.

PO Box 128	www.bankofgranite.com
Granite Falls, NC 28630

Please see attached supplemental “Financial Data” tables
For further information, contact Kirby Tyndall, Chief Financial Officer at
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.
Disclosures About Forward Looking Statements
     The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of our Company and our management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of our customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and general economic conditions. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
* * * * *

Bank of Granite Corporation
Selected Financial Data

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in thousands except per share data)	2007	2006	% change	2007	2006	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$22,934	$22,682	1.1%	$68,815	$64,428	6.8%
Interest expense	9,387	8,654	8.5%	27,539	22,792	20.8%

Net interest income, taxable equivalent	13,547	14,028	-3.4%	41,276	41,636	-0.9%
Taxable equivalent adjustment	205	237	-13.5%	653	759	-14.0%

Net interest income	13,342	13,791	-3.3%	40,623	40,877	-0.6%
Loan loss provision	1,407	1,387	1.4%	10,795	4,537	137.9%
Noninterest income	3,150	3,183	-1.0%	9,511	9,479	0.3%
Noninterest expense	8,762	8,484	3.3%	25,887	24,912	3.9%

Income before income taxes	6,323	7,103	-11.0%	13,452	20,907	-35.7%
Income taxes	2,250	2,519	-10.7%	4,598	7,415	-38.0%

Net income	$4,073	$4,584	-11.1%	$8,854	$13,492	-34.4%

Earnings per share — Basic	$0.26	$0.29	-10.3%	$0.56	$0.84	-33.3%
Earnings per share — Diluted	0.26	0.29	-10.3%	0.56	0.84	-33.3%

Average shares — Basic	15,694	16,018	-2.0%	15,879	16,058	-1.1%
Average shares — Diluted	15,712	16,072	-2.2%	15,909	16,111	-1.3%

Consolidated balance sheet data at September 30:
Total assets				$1,213,385	$1,184,469	2.4%
Total deposits				979,834	950,545	3.1%
Loans (gross)				949,600	887,218	7.0%
Stockholders’ equity				142,201	143,950	-1.2%

Consolidated average balance sheet data:
Total assets	$1,212,634	$1,174,604	3.2%	$1,208,412	$1,144,268	5.6%
Total deposits	977,055	942,102	3.7%	969,329	913,912	6.1%
Loans (gross)	942,595	874,654	7.8%	934,829	863,726	8.2%
Stockholders’ equity	144,011	143,991	0.0%	147,433	142,189	3.7%

Consolidated performance ratios:
Return on average assets*	1.33%	1.55%		0.98%	1.58%
Return on average equity*	11.22%	12.63%		8.03%	12.69%
Efficiency ratio	52.48%	49.29%		50.97%	48.74%

Consolidated asset quality data and ratios:
Nonaccruing loans				$17,632	$9,012	95.7%
Accruing loans 90 days past due				3,256	4,319	-24.6%

Nonperforming loans				20,888	13,331	56.7%
Foreclosed properties				3,224	1,217	164.9%

Nonperforming assets				24,112	14,548	65.7%

Allowance for loan losses				15,718	14,921	5.3%

Loans charged off				11,044	4,063	171.8%
Recoveries of loans charged off				180	523	-65.6%

Net loan charge-offs (recoveries)				10,864	3,540	206.9%

Net charge-offs to average loans*				1.55%	0.55%
Nonperforming loans to total assets				1.72%	1.13%
Allowance coverage of nonperforming loans				75.25%	111.93%
Allowance for loan losses to gross loans				1.66%	1.68%
Allowance for loan losses to net loans				1.68%	1.71%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$12,688	$13,230	-4.1%	$38,801	$39,131	-0.8%
Loan loss provision	1,395	1,375	1.5%	10,759	4,501	139.0%
Noninterest income	2,117	2,058	2.9%	6,511	6,237	4.4%
Noninterest expense	6,966	6,709	3.8%	20,710	19,587	5.7%
Income taxes	2,185	2,407	-9.2%	4,352	7,195	-39.5%
Net income	4,259	4,797	-11.2%	9,491	14,085	-32.6%

Granite Mortgage
Net interest income	$857	$861	-0.5%	$2,498	$2,459	1.6%
Loan loss provision	12	12	0.0%	36	36	0.0%
Noninterest income	1,033	1,125	-8.2%	3,000	3,124	-4.0%
Noninterest expense	1,715	1,694	1.2%	4,847	4,997	-3.0%
Income taxes	65	112	-42.0%	246	220	11.8%
Net income	98	168	-41.7%	369	330	11.8%

* Annualized based on number of days in the period.	More

Bank of Granite Corporation
Supplemental Quarterly Financial Data

	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands except per share data)	2007	2007	2007	2006	2006

Consolidated earnings summary:
Interest income, taxable equivalent	$22,934	$23,246	$22,635	$23,112	$22,682
Interest expense	9,387	9,192	8,960	8,985	8,654

Net interest income, taxable equivalent	13,547	14,054	13,675	14,127	14,028
Taxable equivalent adjustment	205	216	232	238	237

Net interest income	13,342	13,838	13,443	13,889	13,791
Loan loss provision	1,407	7,471	1,917	1,877	1,387
Noninterest income	3,150	3,210	3,151	3,029	3,183
Noninterest expense	8,762	8,789	8,336	8,036	8,484

Income before income taxes	6,323	788	6,341	7,005	7,103
Income taxes	2,250	51	2,297	2,465	2,519

Net income	$4,073	$737	$4,044	$4,540	$4,584

Earnings per share — Basic	$0.26	$0.05	$0.25	$0.28	$0.29
Earnings per share — Diluted	0.26	0.05	0.25	0.28	0.29

Average shares — Basic	15,694	15,928	16,018	16,022	16,018
Average shares — Diluted	15,712	15,970	16,074	16,082	16,072

Consolidated ending balance sheet data:
Total assets	$1,213,385	$1,221,282	$1,215,633	$1,199,773	$1,184,469
Total deposits	979,834	984,153	974,754	963,837	950,545
Loans (gross)	949,600	941,884	932,186	912,492	887,218
Stockholders’ equity	142,201	143,843	148,248	146,433	143,950

Consolidated average balance sheet data:
Total assets	$1,212,634	$1,210,595	$1,202,007	$1,189,096	$1,174,604
Total deposits	977,055	970,408	960,524	953,876	942,102
Loans (gross)	942,595	934,891	927,001	898,878	874,654
Stockholders’ equity	144,011	149,011	149,277	147,417	143,991

Consolidated performance ratios:
Return on average assets*	1.33%	0.24%	1.36%	1.51%	1.55%
Return on average equity*	11.22%	1.98%	10.99%	12.22%	12.63%
Efficiency ratio	52.48%	50.91%	49.54%	46.84%	49.29%

Consolidated asset quality data and ratios:
Nonaccruing loans	$17,632	$22,549	$13,087	$9,289	$9,012
Accruing loans 90 days past due	3,256	2,830	1,615	5,074	4,319

Nonperforming loans	20,888	25,379	14,702	14,363	13,331
Foreclosed properties	3,224	3,416	1,453	1,162	1,217

Nonperforming assets	24,112	28,795	16,155	15,525	14,548

Allowance for loan losses	15,718	22,102	16,672	15,787	14,921

Loans charged off	7,830	2,081	1,134	1,140	668
Recoveries of loans charged off	39	40	101	130	289

Net loan charge-offs (recoveries)	7,791	2,041	1,033	1,010	379

Net charge-offs to average loans*	3.28%	0.88%	0.45%	0.45%	0.17%
Nonperforming loans to total assets	1.72%	2.08%	1.21%	1.20%	1.13%
Allowance coverage of nonperforming loans	75.25%	87.09%	113.40%	109.91%	111.93%
Allowance for loan losses to gross loans	1.66%	2.35%	1.79%	1.73%	1.68%
Allowance for loan losses to net loans	1.68%	2.40%	1.82%	1.76%	1.71%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$12,688	$13,169	$12,944	$13,432	$13,230
Loan loss provision	1,395	7,459	1,905	1,865	1,375
Noninterest income	2,117	2,138	2,256	2,178	2,058
Noninterest expense	6,966	6,973	6,771	6,446	6,709
Income taxes	2,185	(58)	2,225	2,418	2,407
Net income	4,259	933	4,299	4,881	4,797

Granite Mortgage
Net interest income	$857	$893	$748	$767	$861
Loan loss provision	12	12	12	12	12
Noninterest income	1,033	1,072	895	851	1,125
Noninterest expense	1,715	1,681	1,451	1,488	1,694
Income taxes	65	109	72	47	112
Net income	98	163	108	71	168

* Annualized based on number of days in the period.

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